UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2006

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 7, 2006, Gaming Partners International Corporation (GPIC), through its subsidiary GPI SAS, completed the purchase of an existing approximately 10,700 square foot, two-story building  in Beaune, France located near GPIC’s existing facility. GPIC purchased the building from UNEDIC. The purchase price was 650,000 euros (approximately US $827,800 as of July 7, 2006), of which GPIC made a five percent earnest money deposit, plus certain statutory costs. The building will serve as the administrative and sales headquarters and non-gaming chip production facility for GPIC’s operations outside of the United States, resulting in additional space for gaming chip production at GPIC’s existing facility in Beaune, France. The new space will allow GPIC to increase its gaming chip production capacity without any significant interference with ongoing business operations. GPIC used available cash to pay for the building.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.01.	Sale of Real Estate Goods and Title Contract, dated as of May 26, 2006, between UNEDIC and GPI SAS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: July 13, 2006
	By:	/s/ Melody Sullivan
Melody Sullivan
Chief Financial Officer